  As filed with the Securities and Exchange Commission on July 12, 1999.

                                                      Registration No. 333-73435
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ---------------

                              AMENDMENT NO. 5
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                           CENTENNIAL CELLULAR CORP.
                     CENTENNIAL CELLULAR OPERATING CO. LLC
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                    4841                    06-1158179
         Delaware                    4841                    13-4035089
     (State or Other          (Primary Standard           (I.R.S. Employer
     Jurisdiction of              Industrial           Identification Number)
     Incorporation or        Classification Code
      Organization)                Number)
                                ---------------
                              1305 Campus Parkway
                           Neptune, New Jersey 07753
                                 (732) 919-1000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrants' Principal Executive Offices)
                                ---------------
                                Michael J. Small
                            Chief Executive Officer
                           Centennial Cellular Corp.
                              1305 Campus Parkway
                           Neptune, New Jersey 07753
                                 (732) 919-1000
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)
                                ---------------
                                with a copy to:

                             Robert A. Schwed, Esq.
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                            New York, New York 10111
                                 (212) 841-5700
                                ---------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                       ---------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
            ---------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
      Title Of Each                    Proposed Maximum  Proposed Maximum
 Class Of Securities To   Amount To Be     Offering          Aggregate        Amount Of
      Be Registered        Registered  Price Per Note(1) Offering Price(1) Registration Fee
-------------------------------------------------------------------------------------------
 10 3/4% Senior
  Subordinated Notes due
  2008, Series B          $370,000,000        100%         $370,000,000       $102,860*
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

*  Fee previously paid.

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             Explanatory Note

      This Amendment No. 5 to Registration Statement No. 333-73435 of Centennial Cellular Corp. and Centennial Cellular Operating Co. LLC on Form S-4 is being filed to revise Exhibit 5.1 to the Registration Statement. Exhibit 5.1 is the opinion of our counsel on the validity of the new notes.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

      In accordance with Section 145 of the DGCL, Centennial Cellular Corp. ("Centennial") has adopted a by-law that provides that, to the fullest extent permitted by DGCL, Centennial shall indemnify any person serving as a director or officer of Centennial and every such director or officer serving at the request of Centennial as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for expenses incurred in the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Under Section 145 of the DGCL and Centennial's by-laws, such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 18-108 of the Delaware Limited Liability Company Act (the "LLC Act") empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. In accordance with such section, the limited liability company agreement of Centennial Cellular Operating Co. LLC ("Centennial Cellular Operating") provides that, to the fullest extent permitted by the LLC Act, Centennial Cellular Operating shall indemnify a member, any affiliate of a member, any officers, directors, shareholders, partners, employees, representatives or agents of a member, or their respective affiliates, or any employee or agent of Centennial Cellular Operating or its affiliates (each, a "Covered Person") for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Centennial Cellular Operating and in a manner reasonably believed to be within such Covered Person's scope of authority.

      Each of Centennial and Centennial Cellular Operating has purchased and maintains insurance to protect persons entitled to indemnification pursuant to its by-laws or limited liability company agreement (as the case may be), the DGCL or the LLC Act against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the DGCL or the LLC Act (as the case may be).

Item 21. Exhibits and Financial Statement Schedules

 Exhibit
 Number                             Description
 -------                            -----------
  3.1    Amended and Restated Certificate of Incorporation of Centennial
         Cellular Corp. (incorporated by reference to Exhibit 3.1 to
         Centennial Cellular Corp.'s Current Report on Form 8-K filed on
         January 22, 1999)...............................................

  3.2    Amended and Restated By-Laws of Centennial Cellular Corp.
         (incorporated by reference to Exhibit 3.2 to Centennial Cellular
         Corp.'s Current Report on Form 8-K filed on January 22, 1999)...

  3.3    Certificate of Formation of Centennial Cellular Operating Co.
         LLC*............................................................

  3.4    Limited Liability Company Agreement of Centennial Cellular
         Operating Co. LLC*..............................................

  4.1    Indenture dated as of December 14, 1998 between Centennial
         Cellular Operating Co. LLC and Centennial Finance Corp. and The
         Chase Manhattan Bank, as trustee, relating to the 10 3/4% Senior
         Subordinated Notes due 2008 (incorporated by reference to
         Exhibit 4.4 to Centennial Cellular Corp.'s Current Report on
         Form 8-K filed on January 22, 1999).............................

  4.2    Assumption Agreement and Supplemental Indenture, dated as of
         January 7, 1999, to the Indenture dated as of December 14, 1998
         (incorporated by reference to Exhibit 4.5 to Centennial Cellular
         Corp.'s Current Report on Form 8-K filed on January 22, 1999)...

  4.3    Form of 10 3/4% Senior Subordinated Note due 2008, Series B of
         the registrant (included in Exhibit 4.1)........................

  4.4 Registration Rights Agreement, dated as of December 14, 1998, among Centennial Cellular Operating Co. LLC, Centennial Finance
         Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated,
         NationsBanc Montgomery Securities LLC, Morgan Stanley & Co.
         Incorporated and Chase Securities Inc., as initial purchasers
         (incorporated by reference to Exhibit 4.3 to Centennial Cellular
         Corp.'s Current Report on Form 8-K filed on January 22, 1999)...

  4.5    Pledge and Escrow Agreement, dated as of December 14, 1998, from
         Centennial Cellular Operating Co. LLC and Centennial Finance
         Corp., as Pledgors, to The Chase Manhattan Bank, as Trustee
         (incorporated by reference to Exhibit 4.8 to Centennial Cellular
         Corp.'s Current Report on Form 8-K filed on January 22, 1999)...

  5.1    Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol as to
         the legality of the securities being registered.................

 10.1    Purchase Agreement, dated December 9, 1998, among Centennial
         Cellular Operating Co. LLC, Centennial Finance Corp., and
         Merrill Lynch, Pierce, Fenner & Smith Incorporated, NationsBanc
         Montgomery Securities LLC, Morgan Stanley & Co. Incorporated and
         Chase Securities Inc., as initial purchasers, relating to the issuance and sale of $370,000,000 aggregate principal amount of the registrants' 10 3/4% Senior Subordinated Notes due 2008,
         Series A*.......................................................


 Exhibit
 Number                             Description
 -------                            -----------
 10.2    Credit Agreement dated as of January 7, 1999 among Centennial
         Cellular Operating Co. LLC, as Borrower; Centennial Wireless PCS
         Operations Corp., as PR Borrower; Centennial Cellular Corp., as
         a Guarantor; the other Guarantors party thereto; each of the lenders named therein; Merrill Lynch & Co., Merrill Lynch,
         Pierce, Fenner & Smith Incorporated, as lead arranging agent;
         Nationsbank, N.A., as co-arranger and administrative agent; The
         Chase Manhattan Bank, as co-arranger and co-documentation agent;
         The Bank of Nova Scotia, as co-documentation agent; Merrill
         Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
         as syndication agent; and Morgan Stanley Senior Funding, Inc., as senior managing agent (incorporated by reference to Exhibit
         10.1 to Centennial Cellular Corp.'s Current Report on Form 8-K
         filed on January 22, 1999)......................................

 10.3    Employment Agreement dated as of January 7, 1999 between
         Centennial Cellular Corp. and Michael Small (incorporated by reference to Exhibit 10.3 to Centennial Cellular Corp.'s Current
         Report on Form 8-K filed on January 22, 1999)...................

 10.4    Employment Agreement dated as of January 7, 1999 between
         Centennial Cellular Corp. and Rudy J. Graf (incorporated by reference to Exhibit 10.4 to Centennial Cellular Corp.'s Current
         Report on Form 8-K filed on January 22, 1999)...................

 10.5    Incentive Award Plan, as amended (incorporated by reference to
         Exhibit 10.11 to Centennial Cellular Corp.'s Form S-1 filed on
         September 27, 1991).............................................

 10.6    1993 Management Equity Incentive Plan, (incorporated by
         reference to Exhibit 10.9 to Centennial Cellular Corp.'s Annual
         Report on Form 10-K for the fiscal year ended May 31, 1994).....

 10.7    1993 Non-Employment/Officer Directors' Stock Option Plan,
         (incorporated by reference to Exhibit 10.10 to Centennial
         Cellular Corp.'s Annual Report on Form 10-K for the fiscal year ended May 31, 1994).............................................

 12.1    Statements re Computation of Ratios*............................

 23.1    Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol
         (included in their opinion filed as Exhibit 5.1)................

 23.2    Consent of Deloitte & Touche LLP................................

 24.1    Power of Attorney of the members of the Board of Directors of the registrant (included in the signature pages of the
         Registration Statement).........................................

 24.2    Power of Attorney for Thomas E. Bucks*..........................

 25.1    Statement on Form T-1 of Eligibility of Trustee*................




 99.1    Form of Letter of Transmittal*..................................

 99.2    Form of Notice of Guaranteed Delivery*..........................

 99.3    First Amended and Restated Stockholders Agreement dated as of
         January 20, 1999 among CCW Acquisition Corp. and the Purchasers named in Schedules I, II, III and IV thereto*...................

 99.4    First Amended and Restated Registration Rights Agreement dated as of January 20, 1999 among CCW Acquisition Corp. and the
         Purchasers named in Schedules I, II, III and IV thereto*........

--------
 *Previously filed.

Item 22. Undertakings

      (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Neptune, state of New Jersey, on July 12, 1999.

                                          Centennial Cellular Corp.

                                                    /s/ Michael J. Small
                                          _____________________________________
                                                     Michael J. Small,
                                                 President, Chief Executive
                                                    Officer and Director

                                          Centennial Cellular Operating Co.
                                          LLC

                                          By: Centennial Cellular Corp., its
                                          sole member

                                                    /s/ Michael J. Small
                                          _____________________________________
                                                     Michael J. Small,
                                                Chief Executive Officer and
                                                          Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    President, Chief Executive    July 12, 1999
______________________________________  Officer and Director
           Michael J. Small             (Principal Executive
                                        Officer)

                  *                    Senior Vice President,        July 12, 1999
______________________________________  Treasurer and Chief
           Peter W. Chehayl             Financial Officer
                                        (Principal Financial
                                        Officer)

                  *                    Senior Vice President and     July 12, 1999
______________________________________  Controller (Principal
           Thomas E. Bucks              Accounting Officer)

                  *                    President and Chief           July 12, 1999
______________________________________  Executive Officer
             Rudy J. Graf               (Centennial de Puerto
                                        Rico), Director

                  *                    Director                      July 12, 1999
______________________________________
         Thomas E. McInerney

                  *                    Director                      July 12, 1999
______________________________________
         Anthony J. de Nicola

                  *                    Director                      July 12, 1999
______________________________________
          Rudolph E. Rupert

              Signature                          Title                   Date
              ---------                          -----                   ----

                                       Director                      July 12, 1999
______________________________________
           Mark T. Gallogly

                  *                    Director                      July 12, 1999
______________________________________
          Lawrence H. Guffey

--------
* Pursuant to the Power of Attorney designated as Exhibit 24.1 hereto and previously included in the S-4 and the Power of Attorney designated as
  Exhibit 24.2 hereto:

        /s/ Michael J. Small
By: _________________________________
          Michael J. Small
          Attorney-in-Fact